On June 12, 2015, the shareholders of the State Farm Associates' Funds Trust Funds had a special shareholder meeting. At that meeting, the shareholders elected the following nine persons to serve as

Trustees of the Trust:

Trustee
Votes Cast For
Votes Withheld
Abstentions
Broker Non-votes
Result

Joe R. Monk, Jr
67,285,880
709,041
0
0
Elected

Paul J. Smith
67,305,686
689,235
0
0
Elected

Thomas M. Mengler
67,189,990
804,931
0
0
Elected

James A. Shirk
67,122,632
872,288
0
0
Elected

Diane L. Wallace
66,821,776
1,173,144
0
0
Elected

Victor J Boschini
67,168,497
826,424
0
0
Elected

David L. Vance
67,115,539
879,382
0
0
Elected

Alan R. Latshaw
67,178,508
816,412
0
0
Elected

Anita M. Nagler
66,976,710
1,018,211
0
0
Elected